STATEMENT RE COMPUTATION OF EARNINGS PER SHARE (1)
                                                 HPR INC.

Type of security
For the quarter ended December 31,                                                                 1996             1995
  Common stock outstanding, beginning of period................................................ 15,112,000       14,283,000
  Weighted average cheap stock outstanding during the period (2)...............................         --          758,000
  Weighted average common stock issued during the period.......................................     34,000           38,000
  Assumed exercise of common share options.....................................................   1,44,000          753,000
  Purchase of common stock under the treasury stock method.....................................   (293,000)         (14,000)
  Weighted average number of common shares and common equivalent shares outstanding............ 16,097,000       15,818,000

For the six months ended December 31,                                                               1996             1995
  Common stock outstanding, beginning of period................................................ 15,012,000        7,680,000
  Weighted average cheap stock outstanding during the period (2)...............................         --          737,000
  Weighted average common stock issued during the period.......................................     98,000          837,000
  Conversion of Series A Convertible Preferred Stock to Common Stock upon the
  Initial Public Offering (3)..................................................................         --        5,525,000
  Assumed exercise of common share options.....................................................  1,293,000          764,000
  Purchase of common stock under the treasury stock method.....................................   (305,000)         (15,000)
  Weighted average number of common shares and common equivalent shares outstanding............ 16,098,000       15,528,000


  (1) All common and common equivalent shares have been restated to reflect a 2-for-1 capital stock split effected in the form of a 100% stock dividend to all shareholders of record on April 26, 1996, a 2.5-for-1 capital stock split in 1995 and a 10-for-1 capital stock split in 1993.

  (2) In accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 83,
    issuances  of common  stock and  equivalents  within  one year  prior to the initial filing date of the registration statement, at share prices less than the mid-point of the estimated  initial public offering price for which this registration statement was prepared.  Accordingly, these are shown as equity issued and  outstanding,  using the treasury  stock method,  for all periods presented prior to the initial public offering.

  (3) Series A Convertible Preferred Stock was considered a common stock equivalent prior to the initial public offering.

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